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                       BERGER GROWTH AND INCOME FUND, INC.

                                     BYLAWS

                      (As amended through January 29, 2001)

                                    ARTICLE I

                                     Offices

                  1. The principal office of the corporation in Maryland shall be in the City of Baltimore, and the name of the resident agent of the corporation in Maryland is The Corporation Trust Incorporated, located at the First National Bank Building, Light and Redwood Streets, Baltimore, Maryland.

                  2. The corporation may also have an office in the City of Denver, State of Colorado, and also offices at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                                      Seal

                  The corporate seal shall have inscribed upon it the name of the corporation, the year of its organization and the words "CORPORATE SEAL, MARYLAND".

                                   ARTICLE III

                             Stockholders' Meetings

                  1. All meetings of the stockholders shall be held in the City of Denver, State of Colorado, at such place as may be fixed from time to time by the Board of Directors.

                  2. Unless required by the Investment Company Act of 1940, as amended (the "Act"), or the Maryland General Corporation Law, annual or other meetings of the stockholders of the corporation are not required to be held, but may, in the discretion of the directors, be held notwithstanding the absence of such a requirement at such time and for such purposes as the Board of Directors may determine.


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                  3. The holders of a majority of the issued and outstanding stock of the corporation having voting rights, present in person or represented by valid proxy, shall be required to constitute a quorum at all meetings of stockholders except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If a quorum is not present at any meeting of stockholders, the stockholders who are present or duly represented by proxy at the meeting shall have the power to adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum can be gathered. Any business may be transacted at an adjourned meeting at which a quorum is present which might have been transacted at the meeting as originally notified. Once the presence of a quorum has been determined at a meeting of stockholders, a quorum shall be deemed to be present throughout the meeting until its adjournment, regardless of the withdrawal of any stockholder or proxy, except that a stockholder who declares that his presence at the meeting is for the sole purpose of objecting to the holding of the meeting at the time or for the purpose for which it was called or is to act shall not be counted in determining the presence of a quorum provided such stockholder shall withdraw from the meeting after making such declaration, and shall not otherwise participate in the meeting either before or after this time.

                  4. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. To be entitled to recognition, a proxy must be appointed by a written instrument dated not more than eleven months before the meeting at which the proxy wishes to act, unless the instrument itself provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power which is registered in his name on the books of the corporation. Except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, as provided in Article XVIII below, the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the day thirty days before the meeting, whichever is closer to the date of the meeting. The vote for directors shall be by ballot, but the question whether the vote upon any other question shall be by ballot, by show of hands or by other method shall lie within the discretion of the presiding officer at the meeting. All elections shall be had and all questions decided by a plurality vote, unless otherwise required by law, by the Articles of Incorporation or by these Bylaws.

                  5. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.


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                  6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted thereat.

                                   ARTICLE IV

                                    Directors

                  1. The property and business of the corporation shall be managed by a Board of Directors, seven in number, which number may be increased to no more than fifteen or decreased to no less than three by a majority of the entire Board of Directors, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. Directors need not be stockholders. They shall be elected at a meeting of the stockholders if such an election is required by the Act or the Maryland General Corporation Law, except for directors elected to fill any duly created or existing vacancies, and each director shall serve until his successor shall be elected and shall qualify.

                  2. The directors may hold their meetings and keep the books of the corporation outside of Maryland, at the office of the corporation at Denver, Colorado or at such other places as they may from time to time determine.

                  3. In addition to the powers expressly conferred upon the Board of Directors by these Bylaws and by the Articles of Incorporation, the Board may exercise all powers of the corporation and do or cause to be done all such lawful acts and things as are not directed or required to be exercised or done by the stockholders according to any applicable statute, to the Articles of Incorporation, or under these Bylaws.




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                                    ARTICLE V

                    Executive Committee and Other Committees

                  1. The Board of Directors may appoint an Executive Committee of two or more directors. During the intervals between meetings of the Board this committee shall advise and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to this committee authority to exercise any or all of the powers of the Board while the Board is not in session except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. The Board may at any time change the members and powers of the Executive Committee, fill vacancies, and discharge such committee. The Executive Committee shall keep regular minutes of its proceedings and report them to the Board when required. The provisions of these Bylaws pertaining to the place, time, notice and procedures of meetings of the Board of Directors shall also apply to meetings of the Executive Committee except that only one (1) day's notice of special meetings of the Executive Committee shall be required.

                  2. The Board of Directors may also appoint other committees, which shall in each case consist of two or more members of the Board and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board may at any time change the members and powers of any such committee, fill vacancies, and discharge any such committee.

                  3. In the absence of any member of the Executive Committee or other committee at a meeting thereof, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE VI

                                 Advisory Board

                  The Board of Directors may establish and appoint an Advisory Board. This Board shall consist of any number of persons, to be determined by the Board of Directors, and shall be authorized and directed to meet and confer at such times and places as the Board of Directors may require, in order to give its advisory opinions to the Board of Directors on such matters of corporate concern as may be submitted to it by the Board of Directors. Its members shall have no power to vote at meetings of the Board of Directors, and its action shall in all cases be advisory only. Its members need not be members of the Board of Directors.


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                                   ARTICLE VII

               Compensation of Directors and Members of Committees

                  1. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. However, any director may serve the corporation in any other capacity and receive compensation for so doing.

                  2. Members of the Executive Committee, the Advisory Board and other committees may be allowed compensation and reimbursement for expenses for attending their meetings.

                                  ARTICLE VIII

                       Meetings of the Board of Directors

                  1. After the acceptance for record of the Articles of Incorporation, an organization meeting of the Board of Directors named in the charter shall be held, at the call of a majority thereof, for the purpose of adopting Bylaws, electing officers and for the transaction of such other business as may come before the meeting. The directors calling the meeting shall give not less than three days' notice thereof in writing to each director. Such notice shall state the time and place of the meeting.

                  2. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

                  3. Special meetings of the Board may be called by the President on three days' notice to each director, either personally, by phone, or by mail or telegram; special meeting shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

                  4. At all meetings of the Board a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws; provided, however, that when the number of directors in office is an even number, one-half of the directors shall be necessary and sufficient to constitute a quorum.



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                                   ARTICLE IX

                                    Vacancies

                  If the office of any director become vacant for any reason (including vacancies created by an increase in the name of directors), the directors may, by a majority vote of the directors then in office, except as otherwise provided in this section, choose a successor or successors who shall hold office for the unexpired term which has become vacant. During such time as the corporation may be a registered investment company subject to the provisions of the Investment Company Act of 1940, and while the corporation has voting stock outstanding, no person shall serve as a director unless elected to that office by the holders of the outstanding voting stock of the corporation at an annual or special meeting duly called for that purpose; except that vacancies occurring between such meetings may be filled as provided above, if, immediately after filling any such vacancy in such manner, at least two-thirds of the directors then holding office shall have been elected by the holders of the outstanding voting securities of the corporation at an annual or special meeting. In the event that at any time less than a majority of the directors of the corporation holding office at that time were so elected by the holders of the outstanding voting securities, the Board of Directors or President of the corporation shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors unless such period shall be duly extended as provided by law.

                                    ARTICLE X

                                    Officers

                  1. The officers of the corporation shall be chosen by the directors and shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. Any two or more offices, except those of President and Vice President, may be held by the same person.

                  2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a President from its own number, and the other officers specified above, who need not be members of the Board.

                  3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  4. The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors.


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                  5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

                  6. The Board of Directors may fill a vacancy occurring in any office.

                                   ARTICLE XI

                                  The President

                  1. The President shall be the chief executive of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

                  2. He shall execute bonds and other contracts requiring a seal, under the seal of the corporation; shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix it to any instrument requiring it; when so affixed, it shall be attested by the signature of the Secretary or the Treasurer.

                  3. He shall be ex officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

                                   ARTICLE XII

                               The Vice President

                  The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.


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                                  ARTICLE XIII

                                  The Secretary

                  The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of their proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors (when notice is required), and shall perform such other duties as may be prescribed by the Board of Directors.

                                   ARTICLE XIV

                                  The Treasurer

                  1. The Treasurer shall be responsible for the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, securities and other valuable effects in the name and to the credit of the corporation, with such depositories or custodians as may be designated by the Board of Directors.

                  2. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                  3. He shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE XV

                       Duties of Officers May Be Delegated

                  In the case of absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate, by majority vote of the directors then in office, the powers or duties, or any of them, of such officer to any other officer, or to any director.


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                                   ARTICLE XVI

                               Stock Certificates

                  No certificates certifying the ownership of stock of the corporation shall be issued except as the Board of Directors may otherwise authorize from time to time. The Board of Directors may authorize the issuance of certificates to a stockholder of the corporation for any purpose and the issuance of a certificate to one or more stockholders shall not require the issuance of certificates to all stockholders. If the Board of Directors authorizes the issuance of stock certificates, then such certificates shall be in the form prescribed from time to time by the board of Directors and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation. Such signatures may be facsimiles if the certificate is signed by a transfer agent or stockholder servicing agent or by a registrar, other than a director, officer or employee of the corporation. If any officer who has signed any such certificate or whose facsimile signature has been placed thereon shall have ceased to be such an officer before the certificate is issued, then such certificate may be issued by the corporation with the same effect as if he or she were such an officer at the date of issue. The Board of Directors may at any time discontinue the issuance of stock certificates and may, by written notice to each stockholder, require the surrender of stock certificates to the corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of stock in the corporation.

                  In lieu of issuing certificates of shares of stock, the Board of Directors or the transfer agent or stockholder servicing agent may either issue receipts or may keep accounts upon the books of the corporation for record holders of such shares of stock. In either case, the record holders shall be deemed, for all purposes, to be holders of certificates for such shares of stock as if they accepted such certificates and shall be held to have expressly consented to the terms thereof.

                  (Article XVI amended by action of the directors on June 3, 1999.)

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                                  ARTICLE XVII

                               Transfers of Stock

                  1. Shares of stock of the corporation shall be transferable only by a transfer recorded on the books of the corporation by the stockholder of record in person or by his or her duly authorized attorney or legal representative. Shares of stock of the corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations regarding the method of transfer of such shares. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such share or shares on the part of any other person except as otherwise expressly provided by law.

                  Shares of stock of the corporation that are repurchased or redeemed by the corporation will be held in the treasury. Shares which are held in the treasury may be reissued and sold by the corporation.

                  2. If the Board of Directors authorizes the issuance of stock certificates, the Board of Directors may appoint a Transfer Agent and a Registrar for the certificates representing shares of the corporation's stock, neither of which may be an employee of the corporation, but both of which may be the same person, firm or corporation. The Transfer Agent shall maintain at its office a stockholders' ledger listing the names and addresses of the holders of all issued shares of the corporation's stock, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. The Registrar shall maintain suitable records setting forth at all times the total number of shares of each class of shares which the corporation is authorized to issue, and the total number of such shares actually issued and outstanding.

                  (Article XVII amended by action of the directors on June 3, 1999.)


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                                  ARTICLE XVIII

                Closing of Transfer Books and Fixing Record Dates

                  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety days and, in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. The Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the day thirty days before the meeting, whichever is closer to the date of the meeting, and the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

                                   ARTICLE XIX

                             Registered Stockholders

                  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have received any form of notice of such claim or interest, except as expressly provided by the law of Maryland. The holders of record of any shares of stock surrendered for redemption or accepted by the corporation for repurchase shall remain holders of record thereof through the close of business on the date as of which the net asset value for purposes of the redemption or repurchase is determined.


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                                   ARTICLE XX

                     Lost, Stolen or Destroyed Certificates

                  If any stock certificate should become lost, stolen or destroyed, a duplicate stock certificate may be issued in place thereof, upon such terms and conditions as the Board of Directors may prescribe, including, but not limited to, requiring the owner of the lost, stolen or destroyed certificate to give the corporation a bond or other indemnity, in such form and in such amount as the Board of Directors may direct and with such surety or sureties as may be satisfactory to the Board of Directors sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  (Article XX amended by action of the directors on June 3, 1999.)

                                   ARTICLE XXI

                               Inspection of Books

                  The directors shall determine from time to time, subject to any applicable statute, whether, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                  ARTICLE XXII

                                     Checks

                  All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                  ARTICLE XXIII

                                   Fiscal Year

                  The fiscal year of the corporation shall be as determined by the Board of Directors from time to time.


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                                  ARTICLE XXIV

                                    Dividends

                  1. The directors may declare and pay dividends and other distributions upon the capital stock of the Corporation at any regular or special meeting of the Board of Directors. The amount and payment of dividends or distributions and their form, whether they are in cash, shares of capital stock, or other assets of the Corporation shall be determined by the Board of Directors. The Board of Directors may adopt a standing resolution once or more often declaring such dividends and distributions which shall be paid in amounts to be determined as prescribed in said resolution. All dividends and other distributions on the capital stock shall be distributed pro rata to the holders of the capital stock in proportion to the number of shares held on the record date established for such payment.

                  2. The determination of the stockholders entitled to receive payment of any dividend shall be made in accordance with Article XVIII of these Bylaws.

                  (Article amended by action of the directors on June 20, 1997.)

                                   ARTICLE XXV

                                Annual Statement

                  The President of the corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. Such statement of affairs shall be available at any annual meeting of stockholders held pursuant to Article III, Section 2, and shall be placed on file within twenty days thereafter at the corporation's principal office; provided, however, that if the corporation is not required to hold an annual meeting of stockholders pursuant to Article III, Section 2, the annual statement shall be placed on file at the corporation's principal office within 120 days after the end of the corporation's fiscal year.



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                                  ARTICLE XXVI

                                     Notices

                  1. Whenever under the provisions of these Bylaws notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given (in addition to methods otherwise specifically provided) in writing, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such director, committee member, officer or stockholder at such address as appears on the books of the corporation or, if no other address has been furnished to the corporation, to such director, committee member, officer or stockholder at the general post office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

                  2. Any director, committee member, officer or stockholder may waive, before, at, or after the meeting, any notice required to be given by law, by the Articles of Incorporation, or by these Bylaws. No notice of the time, place or purpose of any meeting of any kind need be given to any person who attends such meeting in person, or to any stockholder who attends such meeting by proxy.

                                  ARTICLE XXVII

                                  Miscellaneous

                  The provisions of this Article XXVII of these Bylaws shall not be subject to amendment or repeal by the Board of Directors, but shall be subject to amendment only by vote of the stockholders of the corporation, acting by affirmative vote of a majority of the shares represented at any duly called meeting at which a quorum shall be not less than 50% of the outstanding shares.

                  1. Investment Adviser Agreement. The corporation may enter into a contract or contracts with any persons, firms or corporations, providing for the furnishing to the corporation of investment advice, subject to the control and direction of the Board of Directors of the corporation. Any such contract must provide that it cannot be amended without the affirmative vote or written consent of the holders of a majority of the shares of the corporation.

                  2. Distribution Agreement. The corporation may also contract with any persons, firms or corporations, which may be the same persons, firms or corporations furnishing services pursuant to the contract or contracts described under paragraph 1 above, under which such persons, firms or corporations undertake to act as agents for the distribution of the shares of the corporation, or to act as distributors of such shares as principals buying from the corporation and making resales for their own accounts, subject to the applicable state and federal securities laws and regulations and


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the orders of the Securities and Exchange Commission outstanding from time to time. Any such contract or contracts shall restrict the maximum sales charge or commission to be charged upon the sale of the corporation's shares at not to exceed 9% of the "offering price to the public." This term shall mean the per share net asset value of the corporation's shares, plus the commission or sales charge adjusted to the nearest full cent.

                  3. Purchases by Affiliates. The contracts referred to in paragraphs 1 and 2 above shall prohibit the investment adviser and distributor and their officers and directors from taking long or short positions in the shares of the corporation's capital stock, except where the distributor purchases stock on the basis of purchase orders received by it from other persons, or where the distributor is maintaining a market for the stock in the capacity of agent for the corporation, or where the investment adviser, the distributor or their officers or directors purchase stock at the current price available to the public, or at such price with reductions in the sales charge permitted pursuant to Section 22(d) of the Investment Company Act of 1940.

                  4. (Repealed by action of the shareholders on April 29, 1975; ratified December 30, 1975.)

                  5. Independent Public Accountants. The firm of independent public accountants which shall sign or certify the financial statements of the corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the stockholders to the extent required by applicable provisions of the Investment Company Act of 1940, as amended, and the rules thereunder.

                  6. Custody of the Corporation's Cash and Securities. All securities owned by the corporation, and all of its cash representing proceeds from sales of securities owned by the corporation and of shares issued by the corporation, payments of principal upon securities owned by the corporation or capital distributions in respect of shares owned by the corporation, along with other cash includable in the per share net asset value of the corporation as defined in its Articles of Incorporation, shall be held by a custodian which shall be a bank or trust company having not less than $500,000 aggregate capital, surplus and undivided profits. Any agreement providing for such custody shall permit the custodian to make delivery of the securities deposited subject to such agreement only upon the sale of such securities for the account of the corporation and the receipt of payment therefor by the custodian or upon such securities being called, redeemed, retired or otherwise payable; and the custodian shall be permitted to make delivery of the funds deposited subject to such agreement only upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the custodian; provided, that such limitations shall not prevent:

                           (a) the delivery of funds or securities upon the
                  termination of such custody agreement or upon the resignation or inability to serve of the custodian;



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


                           (b) the delivery of securities for examination to the
                  broker selling the same in accord with "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification;

                           (c) the delivery of securities of an issuer in
                  exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer;

                           (d) the conversion of securities pursuant to the
                  provisions of such securities into other securities;

                           (e) the surrender of warrants, rights or similar
                  securities in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                           (f) the delivery of securities as a redemption in
                  kind of securities issued by the corporation;

                           (g) the release of funds for redemption or repurchase
                  of shares issued by the corporation, for payment of interest, dividend disbursement, taxes, management or custodianship fees, fees payable to the distributor of its shares for services as such, for payments in connection with the conversion, exchange or surrender of securities as set forth in subparagraphs (c), (d) and (e), above, for operating expenses of the corporation, and pursuant to proper corporate authorizations for other proper corporate purposes.

                  Such a custodian shall be required to hold the securities and funds of the corporation in a separate account or accounts, and to deliver securities or make payments out of any such accounts only pursuant to written instructions from two or more persons duly authorized by the Board of Directors of the corporation to give such instructions.

                  Upon the resignation or inability to serve of the custodian, the corporation shall (a) use its best efforts to obtain a successor custodian,
(b) require that the cash and securities owned by the corporation be delivered directly to the successor custodian, and (c) in the event that no successor custodian can be found, submit to its stockholders, before permitting delivery of the cash and securities owned by the corporation to other than a successor custodian, the question of whether such corporation shall be liquidated or shall function without a custodian. Nothing contained in this paragraph shall prevent the termination of any such custody agreement by vote of a majority of all of the shares of the capital stock of the corporation outstanding and entitled to vote, or otherwise in


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accordance with the terms of such agreement and not inconsistent with any specific provision set forth above.

                  7 Indemnification of Directors, Officers and Employees. Each director, officer or employee (and his heirs, executors and administrators) shall be indemnified by the corporation against all liability and expense incurred by reason of the fact that he is or was a director, officer or employee of the corporation, to the full extent and in any manner permitted by Maryland law, as in effect at any time. Reasonable expenses incurred by each such director, officer or employee may be paid by the corporation in advance of the final disposition of any proceeding to which such person is a party, to the full extent and under the circumstances permitted by Maryland law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article XXVII,
Section 7. Nothing in this Article XXVII, Section 7, shall be construed to permit indemnification or payment of reasonable expenses in advance of final disposition under circumstances which would violate Section 17(h) of the Investment Company Act of 1940, as amended.

                  8 Capital Gain Distributions. Whenever the corporation shall pay dividends to its stockholders out of gain realized from the sale or exchange of capital assets, such fact shall be clearly revealed to the stockholders in a written statement which shall include the basis for the calculation.

                                 ARTICLE XXVIII

                                   Amendments

                  These Bylaws may be supplemented, amended or repealed by the stockholders of the corporation. Except for articles over which, by their own terms, the Board of Directors shall have no such powers, these Bylaws may also be supplemented, amended or repealed by the Board of Directors in a manner not inconsistent with any such action previously taken by the stockholders. This
Article XXVIII shall not be subject to repeal or amendment by the Board of Directors.



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